                                                                   EXHIBIT 10.28

================================================================================


                            STOCKHOLDERS AGREEMENT

                                     among

                                  IPCS, INC.

                                  AND CERTAIN

                                    OF ITS

                                 STOCKHOLDERS


                           Dated as of July 12, 2000


================================================================================


                               TABLE OF CONTENTS
                                                                            Page
SECTION 1.  DEFINITIONS...................................................    4
     1.1    Defined Terms.................................................    4
     1.2    Other Definitional Provisions; Interpretation.................    5

SECTION 2.  TRANSFERS AND ISSUANCES.......................................    5
     2.1    Limitations on Transfer.......................................    5
     2.2    Permitted Transfers...........................................    6
     2.3    Effect of Void Transfers......................................    7
     2.4    Legend on Securities..........................................    7
     2.5    Tag-Along Rights..............................................    8
     2.6    Drag-Along Rights.............................................    9

SECTION 3.  BOARD OF DIRECTORS............................................   11
     3.1    Board of Directors............................................   11

SECTION 4.  PREEMPTION RIGHTS.............................................   12
     4.1    Preemptive Rights.............................................   12

SECTION 5.  BLACKSTONE RIGHT..............................................   13
     5.1    Redemption Request............................................   13
     5.2    Sale of the Company...........................................   15

SECTION 6.  BLACKSTONE INITIAL PUBLIC OFFERING............................   15
     6.1    Initial Public Offering.......................................   15

SECTION 7.  BLACKSTONE INFORMATION RIGHTS.................................   15
     7.1    Information Rights............................................   15

SECTION 8.  BLACKSTONE BUSINESS COMBINATION RIGHTS........................   16
     8.1    Approval Rights...............................................   16
     8.2    Public Company Change of Control..............................   18
     8.3    Private Company Change of Control.............................   20

SECTION 9.  REPRESENTATIONS AND WARRANTIES................................   21
     9.1    Representations of Each of the Parties........................   21

SECTION 10. MISCELLANEOUS.................................................   23
     10.1   Additional Securities Subject to Agreement....................   23
     10.2   Registration and Listing......................................   23
     10.3   Restrictions on Blackstone Investments........................   23
     10.4   Restrictions on Company Investments...........................   24
     10.5   Geneseo and Cambridge Approval................................   24
     10.6   Injunctive Relief.............................................   24


     10.7   Other Stockholders' Agreements.................................   24
     10.8   Amendments.....................................................   24
     10.9   Successors, Assigns and Transferees............................   24
     10.10  Notices........................................................   25
     10.11  Integration....................................................   26
     10.12  Consent of Blackstone..........................................   26
     10.13  Severability...................................................   26
     10.14  Counterparts...................................................   26
     10.15  Governing Law..................................................   27
     10.16  Jurisdiction...................................................   27
     10.17  Mutual Waiver of Jury Trial....................................   27

                            STOCKHOLDERS AGREEMENT

          STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of July 12, 2000,
                                        ---------
by and among Blackstone/iPCS L.L.C., a Delaware limited liability company, Blackstone iPCS Capital Partners L.P., a Delaware limited partnership, and Blackstone Communications Partners I L.P., a Delaware limited partnership (collectively with any of their Affiliates which may purchase Series A-2 Convertible Participating Preferred Stock of the Company pursuant to the Investment Agreement (as defined below), "Blackstone"), TCW/Crescent Mezzanine
                                          ----------
Partners II, L.P., TCW/Crescent Mezzanine Trust II, TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P., TCW Leveraged Income Trust IV, L.P., TCW Shared Opportunity Fund II, L.P., Shared Opportunity Fund IIB, L.L.C. and TCW Shared Opportunity Fund III, L.P. (collectively with any of their Affiliates which may purchase Series A-2 Convertible Participating Preferred Stock of the Company pursuant to the Investment Agreement, "TCW" and, together with
                                               ---
Blackstone, the "Purchasers"), Geneseo Communications, Inc., an Illinois
                 ----------
corporation ("Geneseo"), Cambridge Telcom, Inc., an Illinois corporation
              -------
("Cambridge") (Blackstone, TCW,  Geneseo and Cambridge, collectively, the
  ---------
"Stockholders"), and iPCS, Inc., a Delaware corporation (the "Company").
 ------------                                                 -------


                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the Company and the Purchasers are parties to an Investment Agreement, dated as of July 12, 2000, pursuant to which the Purchasers are purchasing newly issued shares of Series A-1 Convertible Participating Preferred Stock of the Company and have agreed, subject to certain conditions, to purchase newly issued shares of Series A-2 Convertible Participating Preferred Stock of the Company, in each case convertible into shares of Common Stock (as defined below);

          WHEREAS, as a condition to such purchases, the parties hereto desire to make certain arrangements among themselves with respect to matters set forth herein; and

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

          SECTION 1.  DEFINITIONS

          1.1  Defined Terms.  As used in this Agreement, the following
               -------------
capitalized terms shall have the meanings ascribed to them below:

          "Affiliate" means, with respect to any Person, any other Person which
           ---------
directly or indirectly controls or is controlled by or is under common control with such Person. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of such Person.

          "Beneficial owner" or "beneficially own" has the meaning given such
           ----------------      ----------------
term in Rule 13d-3 under the Exchange Act and a Person's beneficial ownership of either Common Stock or Preferred Stock or other voting securities of the Company shall be calculated in accordance with the provisions of such Rule; provided,
                                                                    --------
however, that for purposes of determining beneficial ownership, a Person shall
-------
be deemed to be the beneficial owner of any security which such Person has the right to acquire, without the occurrence of any contingency other than the payment of any conversion or exercise price within sixty (60) days of the date of calculation, upon the conversion, exchange or exercise of any warrants, options, rights or other securities, including the Preferred Stock.

          "Business Combination Transaction" shall mean any merger,
           --------------------------------
consolidation, reorganization, recapitalization, spin-off, liquidation, joint venture, partnership, tender or exchange offer or asset or stock purchase, sale or exchange or any similar transaction or any series or combination of related transactions pursuant to any agreement between the Company or any of its Subsidiaries, on the one hand, and any other Person, on the other.

          "Business Day" shall mean any day except a Saturday, a Sunday, or
           ------------
other day on which commercial banks in the State of New York or Illinois are authorized or required by law or executive order to close.

          "Common Stock" means the common stock, par value $0.01 per share, of
           ------------
the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend, spin-off or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization or business combination.

          "Common Stock Equivalents" means any stock (including the Preferred
           ------------------------
Stock), warrants, rights, calls, options, debt or other securities exchangeable or exercisable for or convertible into Common Stock. Any reference herein to the number of Common Stock Equivalents shall be deemed to refer to the number of shares of Common Stock into which such Common Stock Equivalents are exchangeable or exercisable or convertible into.

          "Company Sale" shall mean a sale of all or substantially all of the
           ------------
assets or all or substantially all of the capital stock of the Company, including by way of merger or consolidation, in a single transaction or series of related transactions.

          "Excluded Issuances" means (i) issuances of Securities with respect to
           ------------------
acquisitions by the Company or any of its Subsidiaries of assets or interests in a business or entity in arm's length bona fide transactions with an unaffiliated third party, (ii) issuances of Securities (including stock options and similar securities or rights) to current or former employees, directors or consultants of the Company or any of its Subsidiaries as approved by the Board of Directors of the Company (the

"Company Board") or pursuant to plans or arrangements approved by the Company
 -------------
Board and (iii) issuances of Common Stock in a Public Offering.

          "Governmental Entity" means any court, department, body, board,
           -------------------
bureau, administrative agency or commission or other governmental authority or instrumentality.

          "Investment Agreement" means the Investment Agreement dated as of July
           --------------------
12, 2000 among the Purchasers and the Company, as amended from time to time.

          "Minimum Public Offering" means the first underwritten Public Offering
           -----------------------
in which (i) the Company receives aggregate gross proceeds (before deduction of underwriting discounts and expenses of sale) of at least $30,000,000 and (ii) the Common Stock has been accepted for listing on The New York Stock Exchange, Inc. or admitted for quotation to the Nasdaq National Market, or such other securities exchange or market as Blackstone may approve, subject to official notice of issuance.

          "Person" or "person" means an individual, corporation, limited
           ------      ------
liability company, association, partnership, group (as defined in Section 13(d)(3) of the Exchange Act), trust, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof or other entity of any nature whatsoever.

          "POPs" means, with respect to any Basic Trading Area for which a Basic
           ----
Trading Area license is issued by the Federal Communications Commission or other geographical area, the most recent projection of the population of such geographical area as published in a demographic data source based upon the most recent U.S. census bureau data.

          "Preferred Stock" means the Series A-1 Convertible Participating
           ---------------
Preferred Stock of the Company and the Series A-2 Convertible Participating Preferred Stock of the Company.

          "Private Company" shall mean any Person other than a Public Company.
           ---------------

          "Private Company Business Combination Transaction" means any Business
           ------------------------------------------------
Combination Transaction between the Company or any of its Subsidiaries and a Private Company or any of its Subsidiaries.

          "Public Company" shall mean a Person whose common stock or equivalent
           --------------
thereof is listed on The New York Stock Exchange, Inc. or quoted on the Nasdaq National Market and of which (i) the aggregate market value of such common stock or equivalent thereof exceeds $200,000,000, (ii) the aggregate market value of such common stock or equivalent thereof held by Persons who are not Affiliates or any officer, director, employee or stockholder holding of record or beneficially more than 5% of any class of voting securities of such Person or any Subsidiary of such Person or any individual related by blood, marriage or adoption to such individual or any entity in which such Person or individual owns a greater than 5% beneficial interest (collectively, "Related Parties") of
                                                           ---------------
such Person exceeds $50 million and (iii) it is reasonably anticipated that such common stock or equivalent thereof will continue to be listed on The New York Stock Exchange, Inc. or quoted on the Nasdaq National Market upon the consummation of the applicable transaction, in each case on the date the applicable transaction agreement with such Public Company is entered into by the Company or any of its Subsidiaries.

          "Public Company Business Combination Transaction" means any Business
           -----------------------------------------------
Combination Transaction between the Company or any of its Subsidiaries and a Public Company or any of its Subsidiaries.

          "Public Offering" means the closing of a public offering of shares of
           ---------------
Common Stock by the Company (other than shares of Common Stock issuable upon exercise of the Excluded Warrants (as defined in the Certificates of Designations)) in a primary offering pursuant to an effective registration statement (other than on Form S-4, Form S-8 or their equivalent) filed by the Company under the Securities Act.

          "Recognized Exchange" means The New York Stock Exchange, Inc. or  the
           -------------------
Nasdaq National Market.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement, dated as of July 12, 2000 among the Purchasers and the Company, as amended from time to time.

          "Restricted Securities" means all Securities other than (i) Securities
           ---------------------
that have been registered under an effective registration statement pursuant to the Securities Act and (ii) Securities with respect to which the holder thereof shall have delivered to the Company either (A) an opinion, in form and substance reasonably satisfactory to the Company, of counsel, who shall be reasonably satisfactory to the Company, or (B) a "no action" letter from the staff of the Securities and Exchange Commission, to the effect that subsequent Transfers of such Securities may be effected without registration under the Securities Act or compliance with such Rule 144.

          "Securities" means shares of Common Stock or Common Stock Equivalents
           ----------
or other securities of the Company, other than debt securities that are not Common Stock Equivalents, whether owned on the date hereof or hereafter acquired.

          "Subsidiary" means, with respect to any Person, any other corporation,
           ----------
limited liability company, association or other business entity of which more than 50% of the shares of voting stock or other voting rights are owned or controlled, directly or in directly, by such Person or a Subsidiary of such Person.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "Transaction Agreements" shall mean the Investment Agreement, the
           ----------------------
Stockholders Agreement, the Series A-1 Preferred Stock Certificate of Designations, the Series A-2 Preferred

Stock Certificate of Designations, the Registration Rights Agreement and the Transaction Fee Agreement.

          "Transfer" means any direct or indirect transfer, sale, assignment,
           --------
distribution, exchange, hypothecation or other disposition of any Securities or any interest therein, including transfers by operation of law in connection with a merger transaction or otherwise, but excluding any mortgage, pledge or granting of a security interest therein.

          "Unrestricted Marketable Securities" means equity securities which (i)
           ----------------------------------
are listed or quoted, as applicable, on a Recognized Exchange, (ii) may be freely sold to the public on such Recognized Exchange without restriction (including without compliance with the registration requirements of the Securities Act) other than customary restrictions pursuant to the trading rules of such Recognized Exchange and (iii) have an average daily trading volume in terms of number of securities over the past six months on the applicable Recognized Exchange ending the third trading day preceding the proposed date of Transfer hereunder that is at least 10% of the number of securities to be received by the Purchasers pursuant to Section 2.6.

          1.2  Other Definitional Provisions; Interpretation.  (i) The words
               ---------------------------------------------
"hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Subsection references are to this Agreement unless otherwise specified.

          (ii) The headings in this Agreement are included for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

          (iii) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          SECTION 2.  TRANSFERS AND ISSUANCES

          2.1  Limitations on Transfer.  (a) Each of the Stockholders hereby
               -----------------------
agrees that it will not, directly or indirectly, Transfer any Securities unless such Transfer complies with the provisions hereof and (i) such Transfer is made pursuant to an effective registration statement under the Securities Act and, if required, has been registered under all applicable state securities or "blue sky" laws or (ii) no such registration is required because of the availability of an exemption from registration under the Securities Act and all applicable state securities or "blue sky" laws.

          (b) Except as provided in Section 2.2 hereof or pursuant to any Business Combination Transaction, from and after the first Public Offering, Geneseo and Cambridge each agrees that without the prior written consent of Blackstone, it will not Transfer any Securities at any time until after the date occurring six months after the expiration of the lockup period referred to in
Section 2.1(c) hereof with respect to such Public Offering.

          (c) Except as provided in Section 2.2 hereof or pursuant to a Business Combination Transaction, each Stockholder agrees that it shall not, and it shall cause any transferee of its Securities to agree not to (in form and substance reasonably satisfactory to the non-transferring Stockholders), Transfer any Securities during the 20 days prior to, and for up to a 180-day period beginning upon, an underwritten Public Offering of Securities (whether pursuant to the Registration Rights Agreement or otherwise, except as part of such Public Offering) if and to the extent reasonably requested in writing (with reasonable prior written notice) by the managing underwriter of such underwritten Public Offering or by the Company on its behalf.

          (d) Except as provided in Section 2.2 or pursuant to any Business Combination Transaction or Public Offering, Geneseo and Cambridge each agrees that without the prior written consent of Blackstone it will not Transfer any Securities at any time until after July 12, 2002.

          2.2   Permitted Transfers.  (a) Notwithstanding anything contained
                -------------------
herein to the contrary (including the limitations set forth in Sections 2.1(b),
(c) and (d) above), each of Geneseo and Cambridge shall be entitled, from time to time, to Transfer any or all of the Securities owned by it to any of its Affiliates who agree in a writing reasonably satisfactory in form and substance to Blackstone to become a party to, and be bound to the same extent as its transferor by the terms of, this Agreement, and any such transferee shall be deemed to be a "Stockholder" hereunder (any such transferee, a "Permitted
                                                                ---------
Transferee").
----------

          (b) If, while any Permitted Transferee holds any Securities, such Permitted Transferee ceases to qualify as Permitted Transferee in relation to the transferor Stockholder from whom such Permitted Transferee received such Securities (an "Unwinding Event"), then:
                ---------------

          (i) the relevant transferor Stockholder shall forthwith notify the other Stockholders of the pending occurrence of such Unwinding Event; and

          (ii) prior to such Unwinding Event, such transferor Stockholder shall take all actions necessary to effect a Transfer of all the Securities held by the relevant Permitted Transferee either back to such transferor Stockholder or, pursuant to this Section 2.2, to another Person that qualifies as a Permitted Transferee of such transferor Stockholder.

          (c) Notwithstanding anything contained herein to the contrary, during the restrictive period referred to in Section 2.1(d) hereof Geneseo and Cambridge shall be entitled to Transfer in one or more bona fide private placement transactions up to such aggregate number of shares of Common Stock that result in aggregate gross proceeds (before deduction of underwriting discounts, if any, and expenses of sale) of $40,000,000.

          2.3   Effect of Void Transfers. In the event of any purported Transfer
                ------------------------
of any Securities in violation of the provisions of this Agreement, such purported Transfer shall be void and of no effect and the Company shall not give effect to such Transfer. The Company shall not be required to enter in its stock or other records, or reflect, recognize or give effect to for any purpose, any Transfer of Securities in violation of this Agreement.

          2.4  Legend on Securities.  (a) Each certificate representing
               --------------------
Securities issued to any Stockholder shall bear the following legend on the face thereof:

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, EXCEPT
          (1) ACCORDING TO AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO iPCS, INC. (THE "COMPANY") IN A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES."

          "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A STOCKHOLDERS AGREEMENT AMONG THE HOLDER HEREOF, CERTAIN OTHER PARTIES AND THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, EXCHANGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH AGREEMENT, ALTHOUGH MORTGAGES AND PLEDGES OF SUCH SECURITIES ARE PERMITTED."

          (b) In the event that any Securities shall cease to be Restricted Securities, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Securities without the first paragraph of the legend required by Section 2.4(a) endorsed thereon. In the event that any Securities shall cease to be subject to the restrictions on transfer set forth in this Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Securities without the legend required by the second paragraph of Section 2.4(a).

          2.5  Tag-Along Rights.  (a) Except for any proposed Transfer or series
               ----------------
of related Transfers by Geneseo and Cambridge (in such capacity, a "Transferring
                                                                    ------------
Stockholder") of 500,000 or fewer shares of Common Stock and/or Common Stock
-----------
Equivalents individually or 2,000,000 shares of Common Stock and/or Common Stock Equivalents in the aggregate as otherwise permitted hereunder, the Transferring Stockholder shall have the obligation, and each Purchaser shall have the right, to require the proposed transferee to purchase from such Purchaser a number of shares of Common Stock or Common Stock Equivalents in the aggregate up to the product (rounded up to the nearest whole number) of (i) the quotient determined by dividing (A) the aggregate number of shares of Common Stock and Common Stock Equivalents beneficially owned by such Purchaser by (B) the aggregate number of shares of Common Stock and Common Stock Equivalents beneficially owned by the Transferring Stockholder and (ii) the total number of shares of Common Stock and Common Stock Equivalents proposed to be Transferred by the Transferring Stockholder to the transferee in the contemplated Transfer, and at the same price (on a per share of Common Stock basis) as to be paid and given to the Transferring Stockholder, with an appropriate adjustment to take into account the exercise or conversion price payable, if any, in connection with the exercise or conversion of any Common Stock Equivalent to be sold by the Transferring Stockholder or such Purchaser and on substantially the same terms (other than indemnities) applicable to the Transferring Stockholder (to the extent such terms are customary and reasonable). In the event any proposed Transfer by the Transferring Stockholder to which this Section 2.5 applies would result in a Change of Control (other than a Change of Control arising pursuant to a Private Company Business Combination Transaction with respect to which Blackstone has exercised its waiver rights pursuant to subsection 2(h)(ii) of the Certificates of Designations for the Preferred Stock), such Purchaser shall be deemed immediately prior to any such proposed Transfer to beneficially own the shares of Preferred Stock acquired by operation of Section 2(h) of the applicable Certificates of Designations for the Preferred Stock, and shall be permitted to exercise its rights to require the proposed transferee to purchase any such shares of Preferred Stock (or Common Stock into which such shares of Preferred Stock may have been converted) in accordance with this Section 2.5.

          (b) The Transferring Stockholder shall give notice to each Purchaser of each proposed Transfer giving rise to the rights of the Purchasers set forth in Section 2.5(a) at least 15 Business Days prior to the proposed consummation of such Transfer, setting forth the number of shares of Common Stock or Common Stock Equivalents proposed to be so transferred, the name and address of the proposed transferee, the proposed amount and form of consideration and other terms and conditions of payment offered by the proposed transferee, including, if applicable, a copy of the offer of the proposed transferee and a copy of the proposed Transfer agreement and a representation that the proposed transferee has been informed of, and agrees to comply with, the tag-along rights provided for in this Section 2.5. The tag-along rights provided by this Section 2.5 must be exercised by any Purchaser within 10 Business Days following receipt of the notice required by the preceding sentence, by delivery of a written notice to the Transferring Stockholder indicating the desire of such Purchaser to exercise its rights and specifying the number of shares of Common Stock or Common Stock Equivalents it desires to sell. Promptly following any such exercise, such Purchaser shall execute the applicable Transfer agreement or other documentation to the extent provided to such Purchaser and otherwise in compliance with this
Section 2.5. Any exercise of tag-along rights by any Purchaser hereunder shall only become binding upon execution by such Purchaser of the applicable Transfer agreement or other documentation.

          (c)  The Transferring Stockholder shall be entitled under this Section
2.5 to Transfer to the proposed transferee the number of shares of Common Stock or Common Stock Equivalents equal to the excess of (x) the number referred to in clause (ii) of Section 2.5(a) over (y) the aggregate number of shares of Common Stock or Common Stock Equivalents set forth in the written exercise notice or notices, if any, delivered by any Purchaser, as to which such Purchaser was entitled to exercise its tag-along rights.

          (d) If the proposed transferee fails to purchase shares of Common Stock or Common Stock Equivalents from any Purchaser as to which such Purchaser has exercised its rights under this Section 2.5, then the Transferring Stockholder shall not be permitted to make the proposed Transfer, and any such attempted Transfer shall be void and of no effect, as provided in Section 2.3 hereof.

          (e)   The rights granted to the Purchasers pursuant to this Section
2.5 shall not apply to any Transfer by Geneseo or Cambridge (i) to any of their respective Affiliates in accordance with Section 2.2, (ii) in a Public Offering or (iii) in a transaction in compliance with Rule 144 under the Securities Act.

          (f)   The rights granted to the Purchasers pursuant to this Section
2.5 shall terminate following a Public Offering at such time that Geneseo and Cambridge shall cease to beneficially own, in the aggregate, at least 25% of the outstanding shares of Common Stock and Common Stock Equivalents, determined on a fully diluted basis.

          2.6   Drag-Along Rights.  (a)  If Geneseo and Cambridge receive an
                -----------------
offer (the "Drag-Along Offer") from a Person other than an Affiliate thereof (a
            ----------------
"Third Party") to purchase in a bona fide arm's length transaction all, but not
 -----------
less than all, of the shares of Common Stock then beneficially owned by Geneseo and Cambridge and such offer is accepted by Geneseo and Cambridge in their sole discretion, then, at the joint election of Geneseo and Cambridge, each of the Purchasers hereby agrees that it will Transfer all of the shares of Common Stock and Preferred Stock owned by it (including any shares of Preferred Stock acquired by operation of Section 2(h) of the Certificates of Designations for the Preferred Stock as a result of the Transfers to which this Section 2.6 applies) to such Third Party on substantially the same terms (other than indemnities) of the Drag-Along Offer so accepted by Geneseo and Cambridge (to the extent such terms are customary and reasonable), including the same per share of Common Stock consideration; provided that:

          (i) the price per share of Common Stock is greater than (A) if the Drag-Along Offer is consummated before July 12, 2002, three times $5.50 (subject to adjustment to such price pursuant to subsections 5(e), (f), (g), (i) and (j) of the Certificate of Designations for the Series A-1 Preferred Stock) or (B) if the Drag-Along Offer is consummated on or after July 12, 2002, four times $5.50 (subject to adjustment to such price pursuant to subsections 5(e), (f), (g), (i) and (j) of the Certificate of Designations for the Series A-1 Preferred Stock);

          (ii) the per share price to be paid for the Preferred Stock owned by the Purchasers shall be equal to the per share price to be paid for the Common Stock multiplied by the number of shares of Common Stock into which each share of the Preferred Stock is then convertible;

          (iii) the consideration to be received by the Purchasers shall consist solely of U.S. dollars cash or Unrestricted Marketable Securities or any combination thereof; and

          (iv) this provision shall only apply to any shares of Preferred Stock once such shares have been outstanding for over one year.

          (b)  If  Geneseo and Cambridge elect to exercise their rights under
Section 2.6(a), they shall give notice (the "Drag-Along Notice") to each of the
                                             -----------------
Purchasers of any proposed Transfer giving rise to, and exercising, such rights as soon as practicable (but in no event later than three Business Days) following the execution of an agreement setting forth the Drag-Along Offer. The Drag-Along Notice shall set forth the name of the proposed transferee, the proposed amount and form of consideration and the other terms and conditions of the offer, including a copy of the agreement setting forth the Drag-Along Offer. If the Transfer referred to in the Drag-Along Notice is not consummated within 90 days from the date of the Drag-Along Notice, the Transferring Stockholder must deliver another Drag-Along Notice in order to exercise its rights under this Section 2.6 with respect to such Transfer or any other Transfer. In the event any proposed Transfer by the Transferring Stockholder to which this
Section 2.6 applies would result in a Change of Control (other than a Change of Control arising pursuant to a Private Company Business Combination Transaction with respect to which Blackstone has exercised its waiver rights pursuant to subsection 2(h)(ii) of the Certificates of Designations for the Preferred Stock), the Purchasers shall be deemed immediately prior to any such proposed Transfer to beneficially own the shares of Preferred Stock acquired by operation of Section 2(h) of the applicable Certificates of Designations for the Preferred Stock, and shall be permitted to exercise their rights to require the proposed transferee to purchase any such shares of Preferred Stock (or Common Stock into which such shares of Preferred Stock may have been converted) in accordance with this Section 2.6.

          (c)  If Geneseo and Cambridge elect to exercise their rights under
Section 2.6(a), the closing of the purchase of the shares of Common Stock and/or Common Stock Equivalents of the Purchasers with respect to which such rights have been exercised shall take place concurrently with the closing of the purchase of the shares of Common Stock and/or Common Stock Equivalents of all other Persons participating in the applicable Drag-Along Offer; provided that such closing (including the purchase of the shares of Common Stock and/or Common Stock Equivalents of all other Persons participating in the applicable Drag-Along Offer) may be extended by such time as any Purchaser may reasonably require in order to obtain any approval or authorization of any Governmental Entity or to comply with any applicable law or regulation.

          (d)  The rights granted to Geneseo and Cambridge pursuant to this
Section 2.6 shall terminate upon the earlier of (i) a Public Offering, (ii) such time as Geneseo and Cambridge shall cease to beneficially own, in the aggregate, at least 25% of the outstanding shares of Common Stock and (iii) the consummation of any Business Combination Transaction resulting in a Change of Control that results in an Automatic Conversion. Geneseo and Cambridge shall only be entitled to exercise their rights pursuant to this Section 2.6 if (i) the shares of Common Stock and Common Stock Equivalents beneficially owned by them plus (ii) all of the shares of Common Stock and Common Stock Equivalents
     ----
then beneficially owned by the Purchasers (including any shares of Preferred Stock issuable by operation of Section 2(h) of the Certificates of Designations for the Preferred Stock as a result of the Transfers to which this Section 2.6 applies) plus (iii) if any of Cass Communications Management, Inc., Technology
         ----
Group, LLC, Montrose Mutual PCS, Inc., Respond

Communications, Inc., Gridley Enterprises, Inc. or Timothy M. Yager, or any of their Affiliates then holding Common Stock or Common Stock Equivalents, has agreed to Transfer pursuant to the applicable Drag-Along Offer all of the shares of Common Stock and Common Stock Equivalents then beneficially owned by them, all of such shares of Common Stock or Common Stock Equivalents, equal a majority
                                                                -----
of the then outstanding shares of Common Stock on a fully diluted basis.

          SECTION 3.  BOARD OF DIRECTORS

          3.1  Board of Directors.  (a)  The parties hereto agree to cause the
               ------------------
Company Board to consist of nine directors (individually, a "Director" and,
                                                             --------
collectively, the "Directors").  The Company hereby acknowledges the rights of
                   ---------
the holders of the Preferred Stock, including Blackstone, so long as it is the majority holder of such Preferred Stock, to designate persons to the board of directors of the Company in accordance with the Certificates of Designations.

          (b) In the event but only in the event holders of the Preferred Stock are not entitled to designate any Directors under the Certificates of Designations, then (i) for so long as Blackstone beneficially owns on an as-converted basis 8% or more of the outstanding Common Stock, Blackstone shall be entitled to designate two Directors, (ii) for so long as Blackstone beneficially owns on an as-converted basis less than 8% but more than 4% of the outstanding Common Stock, then Blackstone shall be entitled to designate one Director and
(iii) if Blackstone beneficially owns on a fully diluted basis less than 4% of the outstanding Common Stock, then Blackstone shall not be entitled to designate any Directors.

          (c) In the event holders of the Preferred Stock are entitled to designate only one Director under the Certificates of Designations, then, in addition to the Director the holders of the Preferred Stock shall have the right to designate, (i) for so long as Blackstone beneficially owns on an as-converted basis 8% or more of the outstanding Common Stock, Blackstone shall be entitled to designate one additional Director and (ii) if Blackstone beneficially owns on an as-converted basis less than 8% of the outstanding Common Stock, then Blackstone shall not be entitled to designate any additional Directors.

          (d) The Stockholders agree to vote their Common Stock (or any other voting security) in favor of any designee Director proposed by Blackstone pursuant to Section 3.1(b) and (c) hereof. The Company and the Stockholders each agree to take such other actions as may be necessary to implement the provisions of this Section 3.

          (e) The removal from the Company Board of any Director nominated to the Company Board by Blackstone pursuant to this Section 3 without cause shall be only upon the written request of Blackstone. In the event that any person designated as a Director by Blackstone hereunder for any reason ceases to serve as a Director during such person's term of office, the resulting vacancy shall be filled by a representative designated by Blackstone.

          (f) The Company shall reimburse the Directors designated by Blackstone for all reasonable out-of-pocket expenses borne by such Directors in connection with the performance of their duties as Directors and such Directors shall also be entitled to receive any other compensation or indemnity arrangements which all other Directors of the Company are entitled to receive.

          (g) If Blackstone is entitled to designate one Director pursuant to this Section 3.1, such Director shall be designated to be a member of the class of Directors having the longest remaining term at the time of such designation. If Blackstone is entitled to designate two Directors pursuant to this Section 3.1, one Director shall be designated to be a member of the class of Directors having the longest remaining term at the time of such designation and one Director shall be designated to be a member of the class of Directors having the second longest remaining term at the time of such designation. In the event that Blackstone's beneficial ownership of Common Stock falls below the percentages set forth in subsections (b) and (c) above, the Director or Directors, as applicable, that Blackstone is no longer entitled to designate shall promptly resign and be replaced in accordance with the Company's bylaws.

          SECTION 4.  PREEMPTION RIGHTS

          4.1  Preemptive Rights.  (a)  Until the earlier of (i) a Minimum
               -----------------
Public Offering and (ii) the consummation of a Public Company Business Combination Transaction or a Private Company Business Combination Transaction resulting in a Change of Control, the Company shall not, after the date of this Agreement, issue (an "Issuance") any Securities (other than Excluded Issuances
                      --------
or the Excluded Warrants and shares of Common Stock issuable upon exercise of the Excluded Warrants) unless, prior to such Issuance, the Company notifies each of the Purchasers, in writing, of the proposed Issuance and grants to each of the Purchasers the right (the "Right") to subscribe for and purchase a portion
                               -----
of such Securities proposed to be issued at the same price per share and upon the same terms and conditions (including, in the event such Securities are issued as a unit together with other securities, the purchase of such other securities) as issued in the Issuance such that:

          (A) immediately after giving effect to the Issuance and exercise of the Right, the shares of Common Stock beneficially owned by each of the Purchasers and the shares of Common Stock into which shares of Preferred Stock owned by each of the Purchasers are then convertible (rounded to the nearest whole share) on a fully diluted basis shall represent the same percentage of the aggregate number of shares of Common Stock outstanding on a fully diluted basis as was beneficially owned by such Purchaser and the shares of Common Stock into which shares of Preferred Stock owned by such Purchaser are then convertible on a fully diluted basis immediately prior to the Issuance; and

          (B) in the case of an Issuance in which shares of capital stock (or options, warrants or other rights therefor) other than Common Stock or Common Stock Equivalents ("Other Capital Stock") are to be issued, each of
                                -------------------
     the Purchasers shall have the Right to acquire a percentage of the Other Capital Stock to be issued in the Issuance equal to the percentage of shares of Common Stock on a fully diluted basis that was beneficially owned by such Purchaser (including shares of Common Stock into which the Preferred Stock owned by such Purchaser is convertible) immediately prior to the Issuance.

          (b) If any Issuances are made in exchange for all or any non-cash consideration, then, in the absence of an agreement between the Company and Blackstone, (i) the fair market value of such non-cash consideration shall be determined by an independent appraiser of recognized standing appointed by the Company (subject to the approval of Blackstone (such approval not to be unreasonably withheld)) and (ii) each of the Purchasers shall have the right, in accordance with this Section 4.1, to subscribe for the applicable Securities by paying cash in an amount equal to the value of any such non-cash consideration as so determined.

          (c) The Right may be exercised by each of the Purchasers at any time by written notice to the Company received by the Company within 10 Business Days after the date on which such Purchaser receives notice from the Company of the proposed Issuance and, if the Right is exercised, the closing of the purchase and sale pursuant to the exercise of the Right shall occur at least 15 Business Days (but not later than 60 days) after the Company receives notice of the exercise of the Right concurrently with the closing of the Issuance.

          SECTION 5.  BLACKSTONE RIGHT TO CAUSE A SALE

          5.1  Redemption Request.  (a)  In the event that (i) the Company has
               ------------------
not issued Securities in Public Offerings (including one Minimum Public Offering) resulting in gross proceeds to the Company (before deduction of underwriting discounts and expenses of sale) of at least $50 million or (ii) a Public Company Business Combination Transaction has not been consummated, then, beginning on the fifth anniversary of the date hereof, Blackstone shall have the right (which may be withdrawn at any time within five Business Days after the determination of the Fair Market Value pursuant to Section 5.1(b) hereof) to request that the Company repurchase for cash any or all of Blackstone's outstanding shares of Preferred Stock and Common Stock received from the conversion of the Preferred Stock and TCW shall have the right to participate in any such Redemption Request with respect to a pro rata portion of the Preferred Stock and Common Stock received from the conversion of the Preferred Stock held by it (collectively, the "Redemption Securities") at the Fair Market Value
                          ---------------------
(determined in accordance with Section 5.1(b) below) thereof by giving the Company a written request therefor (the "Redemption Request").
                                         ------------------

          (b) The fair market value of any Redemption Securities shall be determined pursuant to this Section 5.1(b). For a period of 20 days following the receipt of a Redemption Request by the Company, Blackstone and the Company shall attempt in good faith to agree on the fair market value of the Redemption Securities. Any agreement reached by Blackstone and the Company shall be final and binding on all parties hereto. If Blackstone and the Company are unable to reach agreement within 20 days after the receipt by the Company of the Repurchase Request, Blackstone and the Company shall each, within 10 days thereafter, choose one investment banker or other appraiser with experience in valuing companies such as the Company, and the two investment bankers or appraisers so selected shall together select a third investment banker or appraiser similarly qualified. The three investment bankers or appraisers shall appraise the fair market value of the Redemption Securities that are not publicly traded, determined on the basis of an orderly, arm's length sale (structured to produce the highest price for such securities) to a willing, unaffiliated buyer, taking into account all relevant factors determinative of value (but without any discount for lack of liquidity or minority status). Within 30 days of their retention, the three investment bankers or appraisers shall provide the written results of such appraisals to Blackstone and, if applicable, TCW and the Company. The "Fair Market Value" of
                                                         -----------------
the Redemption Securities shall be the average of the three appraisals, and such amount shall be final and binding on all parties hereto. The reasonable costs of such appraisals shall be borne by the Company.

          (c) In the event Blackstone has not withdrawn its redemption request pursuant to Section 5.1(a) hereof, the Company shall purchase the Redemption Securities at the Fair Market Value thereof on or prior to the twentieth Business Day following the expiration of Blackstone's withdrawal right unless the Company Board determines in its sole discretion that it is not in the best interests of the Company to repurchase the Redemption Securities. In the event the Company Board determines not to purchase the Redemption Securities on or prior to such date or if Blackstone has withdrawn its redemption request pursuant to Section 5.1(a) hereof, Blackstone shall have the right, subject to the rights of Sprint Spectrum, LP and SprintCom, Inc. under the Sprint Management Agreement (as defined in the Investment Agreement), to require a Company Sale in accordance with Section 5.2 hereof.

          5.2  Sale of the Company.  If Blackstone exercises its rights pursuant
               -------------------
to Section 5.1(c) to effect a Company Sale, the Company Board shall cause a Company Sale as expeditiously as practicable (subject to the pursuit of a favorable price), consistent with the fiduciary duties of the Company Board. If Blackstone exercises such rights, each of Geneseo and Cambridge covenants that it shall exercise all rights available to it as a stockholder of the Company to effect a Company Sale as expeditiously as practicable (subject to the pursuit of a favorable price) within six months of Blackstone's election pursuant to
Section 5.1(c) hereof, including directing their Director designees to pursue a Company Sale or electing new Directors, if necessary, to pursue such a sale. The parties agree that for a period of ninety days following the exercise of Blackstone's right to cause a Company Sale, that the Company Board shall pursue in good faith such a sale exclusively with Sprint or any of its Affiliates then in good standing. If an agreement for a Company Sale is not reached within such ninety day period with any of such Persons, the Company Board shall, and Blackstone may, pursue a Company Sale with any other Persons, subject in all cases to the rights of Sprint Spectrum, LP and SprintCom, Inc. under the Sprint Management Agreement.

          SECTION 6.  BLACKSTONE INITIAL PUBLIC OFFERING RIGHTS

          6.1  Initial Public Offering.  If, within two years after the date
               -----------------------
hereof, a Minimum Public Offering has not occurred, then upon Blackstone's request the Company shall use its best efforts to consummate a Minimum Public Offering as expeditiously as possible (but in any event within 180 days). The Company shall comply with the terms of Section 5 of the Registration Rights

Agreement (to the extent applicable to a sale of securities by the Company) as if such terms had been set forth herein.

          SECTION 7.  BLACKSTONE INFORMATION RIGHTS

          7.1  Information Rights.  The Company hereby agrees that for so long
               ------------------
as any Purchaser continues to hold any Securities, the Company shall, with respect to each entity included within the definition of "Blackstone" or "TCW" that is intended to qualify as a "venture capital operating company" within the meaning of 29 C.F.R. (S) 2510.3-101(d) (each, a "VCOC Investor"):
                                                 -------------

          (a)    provide the VCOC Investor or its designated representative with
     (A) the right to inspect and copy the books and records of the Company and the Subsidiaries, (B) copies of all audited financial statements of the Company and the Subsidiaries and (C) copies of all materials provided to the Company Board;

          (b) make appropriate officers and/or directors of the Company available periodically for consultation with the VCOC Investor or its designated representative with respect to matters relating to the business and affairs of the Company, including significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisitions or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation;

          (c) inform the VCOC Investor or its designated representative in advance with respect to any significant corporate actions, including extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the certificate of incorporation or by laws of the Company, and provide the VCOC Investor or its designated representative with the right to consult with the Company with respect to such actions; and

          (d) provide the VCOC Investor or its designated representative with such other rights of consultation as may reasonably be determined by the VCOC Investor to be necessary to qualify its investment in the Company as a "venture capital investment" for purposes of the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d)(3)(i) (the "Plan Asset Regulation").

          The Company agrees to consider, in good faith, the recommendations of each VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to such matters shall be retained by the Company in its sole discretion.

          Notwithstanding the foregoing, Blackstone acknowledges and agrees that it and its representatives shall not have access to any confidential promotional and marketing information and confidential results of operations of Sprint PCS. Blackstone has reviewed the confidentiality provisions in Section 12.2 of the Sprint Management Agreement and agrees to assist the Company in complying with such provisions.

          SECTION 8.  BLACKSTONE BUSINESS COMBINATION RIGHTS

          8.1  Approval Rights.
               ---------------

          (a)    Change of Control Public Company Business Combination
                 -----------------------------------------------------
Transactions.  The consummation of any Public Company Business Combination
------------
Transaction which would or would reasonably be expected to result in a Change of Control shall be subject to the prior written approval of the Blackstone designees, if any, on the Company Board or, if Blackstone ceases to have the right to appoint any such designees, Blackstone, unless one or more of the following is true, in which case Blackstone shall have no approval rights with respect to any such Public Company Business Combination Transaction:

          (i) the Series A-2 Closing (as defined in the Investment Agreement) has not occurred;

          (ii) all Preferred Stock previously issued has been converted into Common Stock; or

          (iii) the consideration to be received by Blackstone in such Public Company Business Combination Transaction includes only cash and/or shares of common stock of the Public Company and implies a valuation of Blackstone's total investment in the Company determined at the time of the consummation of such transaction of greater than the greater of (A) $11.00 per share of Common Stock (including shares of Common Stock issuable upon conversion of the Preferred Stock), such price being subject to adjustment pursuant to subsections 5(e), (f), (g), (i) and (j) of the Series A-1 Preferred Stock Certificate of Designations and (B) an internal rate of return on Blackstone's investment in the Company, determined from the date of its investment(s) therein, equal to an annual rate of 35%. For purposes of determining the implied valuation of Blackstone's total investment in the Company, (A) the value of any consideration in the form of common stock shall be based on the closing public market price of such common stock on the trading day immediately prior to the consummation of such transaction and (B) internal rate of return shall mean an interest rate that, when used to calculate the net present value of all cash inflows (the value of the consideration to be received by Blackstone pursuant to the applicable transaction) and cash outflows (Blackstone's investment in the Company) as of the date of any such determination, causes such net amount to be zero, it being understood that Blackstone's total investment in the Company shall be determined without taking into account any dividends paid or accrued on the Preferred Stock originally issued at the Series A-1 Closing (as defined in the Investment Agreement) and the Series A-2 Closing or any shares of Common Stock or Preferred Stock previously sold by Blackstone (or the corresponding investment made by Blackstone in the Company with respect to such shares), but taking into account any consideration received by Blackstone in connection with such Public Company Business Combination Transaction in respect of Preferred Stock received by Blackstone as dividends and taking into account any and all amounts receivable by Blackstone as a special dividend pursuant to Section 2(h) of the Certificates of Designations for the Preferred Stock.

          (b)   Change of Control Private Company Business Combination
                ------------------------------------------------------
Transactions. The consummation of any Private Company Business Combination
------------
Transaction which would or would reasonably be expected to result in a Change of Control shall be subject to the prior written approval of the Blackstone designees, if any, on the Company Board or, if Blackstone ceases to have the right to appoint any such designees, Blackstone, unless one or more of the following is true, in which case Blackstone shall have no approval rights with respect to any such Private Company Business Combination Transaction:

          (i)   the Series A-2 Closing has not occurred;

          (ii) all Preferred Stock previously issued has been converted into Common Stock; or

          (iii) the consideration to be received by Blackstone in such Private Company Business Combination Transaction includes only cash and/or shares of common stock of the Private Company and implies a valuation of Blackstone's total investment in the Company determined at the time of the consummation of such transaction of greater than the greater of (A) $11.00 per share of Common Stock (including shares of Common Stock issuable upon conversion of the Preferred Stock), such price being subject to adjustment pursuant to subsections 5(e), (f), (g), (i) and (j) of the Series A-1 Preferred Stock Certificate of Designations and (B) an internal rate of return on Blackstone's investment in the Company, determined from the date of its investment(s) therein, equal to an annual rate of 35%. For purposes of determining the implied valuation of Blackstone's total investment in the Company, (A) the value of any consideration in the form of common stock shall be based on the Fair Market Value of such common stock on the day immediately prior to the consummation of such transaction or, so long as there has not been any material diminution in the value of such consideration prior to the date of consummation, as close thereto as reasonably practicable, determined in accordance with the procedures set forth in Section 5.1(b) and (B) internal rate of return shall mean an interest rate that, when used to calculate the net present value of all cash inflows (the value of the consideration to be received by Blackstone pursuant to the applicable transaction) and cash outflows (Blackstone's investment in the Company) as of the date of any such determination, causes such net amount to be zero and Blackstone's total investment in the Company shall be determined without taking into account any dividends paid or accrued on the Preferred Stock originally issued at the Series A-1 Closing (as defined in the Investment Agreement) and the Series A-2 Closing or any shares of Common Stock or Preferred Stock previously sold by Blackstone (or the corresponding investment made by Blackstone in the Company with respect to such shares), but taking into account any consideration received by Blackstone in connection with such Private Company Business Combination Transaction in respect of Preferred Stock received by Blackstone as dividends, and taking into account any and all amounts receivable by Blackstone as a special dividend pursuant to Section 2(h) of the Certificates of Designations for the Preferred Stock.

          (c)  Non-Change of Control Business Combination Transactions.  So long
               -------------------------------------------------------
as Blackstone and its Affiliates shall hold in the aggregate at least 2% of the outstanding shares of Common Stock, the consummation of any Business Combination Transaction which would not result in a Change of Control shall be subject to the prior written approval of the Blackstone designees, if any, on the Company Board or, if Blackstone ceases to have the right to appoint any such designees, Blackstone. The approval rights set forth in this clause (c) shall terminate when all Preferred Stock previously issued has been converted into Common Stock.

          8.2  Public Company Change of Control.  Notwithstanding any other
               --------------------------------
provision of the Transaction Agreements, upon a Change of Control pursuant to any Public Company Business Combination Transaction, the following provisions shall apply and compliance therewith in form and substance reasonably satisfactory to Blackstone shall be a condition to the consummation of any such transaction:

          (i) subject to the terms and conditions of the Certificates of Designations of the Preferred Stock, the holders of the Preferred Stock shall be entitled to receive the special dividend set forth in Subsection 2(h)(i) of the Certificates of Designations and all shares of Preferred Stock (including shares of Preferred Stock constituting the special dividend) shall be automatically converted into Common Stock in accordance with Section 5 of the Certificates of Designations; and the holders of shares of Common Stock issuable upon such conversion shall be entitled to receive the same per share consideration pursuant to any such transaction as received by all other holders of Common Stock;

          (ii) if not yet terminated, satisfied or expired, the obligation of the Company to sell and of Blackstone and TCW to purchase the Series A-2 Preferred Stock pursuant to the Investment Agreement shall be terminated;

          (iii) unless the Company becomes the ultimate parent entity of the combined businesses (defined as the beneficial owner of 50% or more of the voting securities of the combined businesses) as a result of any such transaction, the parent entity resulting from such Public Company Business Combination Transaction (the "Resulting Company") shall assume the
                                   -----------------
     obligations of the Company under the Registration Rights Agreement, Section 4.01, 4.02, 4.03 and 6.01 through 6.15 of the Investment Agreement and Sections 2.1(c), 7.1, 10.4 and 10.6 through 10.16 of this Agreement, and (except as provided in clauses (iv) and (v) below, the other provisions of this Agreement shall terminate; and in order to give effect to the foregoing, at Blackstone's election, the appropriate parties shall amend and restate such provisions of this Agreement, the Investment Agreement and the Registration

     Rights Agreement as are appropriate, with references therein to the "Company" referring to the Resulting Company;

          (iv) (A) Cambridge and Geneseo shall use their best efforts to obtain for Blackstone the right to designate at least one person to the board of directors of the Resulting Company (the "New Board"); (B) if Cambridge and
                                              ---------
     Geneseo obtain the right to designate two or more persons to the New Board, Blackstone shall be entitled to designate one of such persons or, if greater, 2/9ths of such number of persons; (C) if Cambridge and Geneseo obtain the right to designate only one person to the New Board, Cambridge and/or Geneseo shall be entitled to designate such person, and Blackstone shall be entitled in any case to designate one person to attend and participate as a non-voting observer at all meetings of the New Board (and to receive all materials and information voting members of the New Board receive); and (D) the provisions of Sections 3.1(d), (e), (f) and (g) of this Agreement shall, with such appropriate and necessary modifications, apply to Blackstone's right to designate any such person or persons to the New Board; and

          (v) if the Company is not the Resulting Company, the rights granted to Blackstone pursuant to Section 2.5 of this Agreement shall nonetheless continue to apply to Geneseo and Cambridge and any equity securities of the Resulting Company received by them in any such transaction until such time that they cease to beneficially own, in the aggregate, 25% of the outstanding equity securities of the Resulting Company.

          8.3  Private Company Change of Control.  Notwithstanding any other
               ---------------------------------
provision of the Transaction Agreements, upon a Change of Control pursuant to any Private Company Business Combination Transaction, the provisions of the following paragraph (i) shall apply unless Blackstone makes the election described in the following paragraph (ii). Blackstone agrees that it will either make the election described in paragraph (ii) below, or irrevocably decline to make such election with respect to such proposed Private Company Business Combination Transaction, within fifteen Business Days of the Company's written request for such decision. In either case, compliance with such provisions in form and substance reasonably satisfactory to Blackstone shall be a condition to the consummation of any such Private Company Business Combination Transaction.

          (i) Subject to the terms and conditions of the Certificates of Designations of the Preferred Stock, the holders of the Preferred Stock shall be entitled to receive the special dividend set forth in Subsection 2(h)(i) of the Certificates of Designations and all shares of Preferred Stock (including shares of Preferred Stock constituting the special dividend) shall be automatically converted into Common Stock in accordance with Section 5 of the Certificates of Designations. The holders of shares of Common Stock issuable upon such conversion shall be entitled to receive the same per share consideration pursuant to any such transaction as received by all other holders of Common Stock. In addition, the following provisions shall apply:

          (A) subject to clause (C) below, the provisions of clauses (ii) through (v) of Section 8.2,

          (B) Blackstone shall have a right of first refusal (exercisable within fifteen Business Days of its presentation) to provide up to 50% of any private equity raised or proposed to be raised by the Company or the Resulting Company or their respective Subsidiaries at the time of, or at any time within eighteen months after, the entering into of any such Private Company Business Combination Transaction; provided that (I) the terms of Blackstone's right to make such investment shall be as negotiated with the other party providing such private equity and (II) the Company or the Resulting Company shall provide prior notice to Blackstone of its intention to raise any private equity and shall consult with Blackstone with respect thereto and shall provide Blackstone with the same information as provided to any other potential investor;

          (C) Blackstone's right to cause a Minimum Public Offering of the Resulting Company pursuant to Section 6.1 of this Agreement shall continue to apply but shall only become exercisable after three years from the date of consummation of any such transaction and, if the Company is not the Resulting Company, the Resulting Company shall assume the obligations of the Company under such provision and such provision shall be deemed to apply to the equity securities of the Resulting Company issued as consideration in any such transaction; and

          (D) if Geneseo and Cambridge obtain in any such transaction any stockholder rights not generally available to all stockholders (including any approval or veto rights but excluding any registration rights (subject to the Registration Rights Agreement) or rights to designate persons to the New Board which are provided for in Section 8.2(ii) and 8.2(iv) above), Blackstone shall be entitled to the same rights on a unilateral basis.

          (ii) As an alternative to clause (i) above, Blackstone may elect to waive in accordance with Subsection 2(h)(ii) of the Certificates of Designations of the Preferred Stock the application of Subsection 2(h)(i) of the such Certificates of Designations with respect to the issuance of a special dividend upon a Change of Control pursuant to any Private Company Business Combination Transaction, and, in such case, such provision shall apply to any subsequent Change of Control consummated prior to July 12, 2005 and the provisions of clause (i) above shall not apply. In such case, all of the rights and obligations of the Company and the Stockholders pursuant to the Investment Agreement (including, if not yet terminated, satisfied or expired, the obligation of the Company to sell and of Blackstone and TCW to purchase the Series A-2 Preferred Stock), the Registration Rights Agreement and the Stockholders Agreement shall continue in full force and effect in accordance with their respective terms and, at Blackstone's election, if the Company is not the Resulting Company, the Resulting Company shall assume the obligations of the Company under all or any of such agreements with such appropriate and necessary modifications as may be reasonably agreed to by the applicable parties.

          SECTION 9.  REPRESENTATIONS AND WARRANTIES

          9.1  Representations of Each of the Parties.  Each of the parties
               --------------------------------------
hereto represents and warrants solely with respect to himself or itself to each of the other parties hereto as follows:

          (a)  Due Organization and Good Standing.  Each party, is duly
               ----------------------------------
     organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

          (b)  Authority Relative to This Agreement.  Each party has all
               ------------------------------------
     necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The person executing and delivering this Agreement on behalf of such party is duly authorized to execute and deliver this Agreement on behalf of such party. The execution and delivery of this Agreement by it has been duly and validly authorized by all requisite action and no other proceedings on its part are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by it and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of it.

          (c)  No Conflict.  The execution, delivery, and performance by it of
               -----------
     this Agreement do not and shall not violate any provision of any applicable law or any order of any court or other Governmental Entity or conflict with or constitute a default, breach, or violation of the terms, conditions, or provisions of any contract, agreement or instrument to which such party is subject which would prevent such party from performing any of its obligations hereunder or thereunder.

          (d)  Required Filings and Consents.  The execution and delivery by it
               -----------------------------
     of this Agreement do not, and the performance of this Agreement will not, require any consent, approval, authorization or permit of, or filing by it with or notification to, any Governmental Entity, except (i) any such consents, approvals, authorizations, permits, filings or notifications as have been already obtained or made, (ii) as disclosed in the Investment Agreement and schedules thereto and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay it from performing any of his or its obligations under this Agreement.

          (e)  Ownership of Stock.  Geneseo represents and warrants that (i) it
               ------------------
     is the sole record owner and a beneficial owner of 15,468,809 shares of Common Stock, (ii) except for a bank pledge, it has good and marketable title to such Common Stock, free and clear of all liens, claims, security interests, encumbrances and charges of any nature whatsoever, (iii) Alan C. Anderson is the beneficial owner of 1,598 shares of Geneseo common stock constituting approximately 9% of the voting power of Geneseo's stockholders, (iv) Alan C. Anderson's Related Parties do not beneficially own in the aggregate in excess of 908 shares of Geneseo common stock or approximately 5% of the Geneseo voting rights and (v) no other Person is the record or beneficial owner of a greater number of shares or percentage of voting power of Geneseo than Alan C. Anderson. Cambridge represents and warrants that (i) it is the sole record owner and a beneficial owner of 13,258,979 shares of Common Stock, (ii) it has good and marketable title to such Common Stock, free and clear of all liens, claims, security interests, encumbrances and charges of any nature whatsoever, (iii) Alan C. Anderson is the beneficial owner of 811 shares of Cambridge common stock constituting approximately 8.5% of the voting power of Cambridge's stockholders, (iv) Alan C. Anderson's Related Parties do not beneficially own in the aggregate in excess of 760 shares of Cambridge common stock or approximately 8% of the Cambridge voting rights and (v) no other Person is the record or beneficial owner of a greater number of shares or percentage of voting power of Cambridge than Alan C. Anderson.

          SECTION 10.  MISCELLANEOUS

          10.1  Additional Securities Subject to Agreement.  Each Stockholder
                ------------------------------------------
agrees that any other Securities which it shall hereafter acquire by means of a stock split, stock dividend, distribution, exercise of stock options, or otherwise shall be subject to the terms hereof.

          10.2  Registration and Listing.  If any shares of  Common Stock
                ------------------------
required to be reserved for purposes of conversion of the Preferred Stock as provided in the Certificates of Designations for the Preferred Stock require registration with or approval of any Governmental Entity under any applicable law before such Common Stock may be issued or delivered upon conversion, the Company will use its best efforts to cause such Common Stock to be duly registered or approved as expeditiously as practicable, as the case may be. If the Common Stock is quoted on or listed on any national quotation system or securities exchange, the Company, if permitted by the rules of such system or exchange, will quote or list and keep quoted or listed on such system or exchange, upon official notice of issuance, from time to time upon request, all Common Stock issuable or deliverable upon conversion of the Preferred Stock.

          10.3  Restrictions on Blackstone Investments.  Blackstone agrees that
                --------------------------------------
neither it nor any private equity funds established in parallel or in lieu of Blackstone or any of their respective successors (collectively, the "Blackstone
                                                                     ----------
Funds") shall acquire any equity securities, or any security convertible into
-----
equity securities, pursuant to a private equity investment made after the date hereof in any Person whose primary business is the provision of mobile wireless telecommunication services over cellular, PCS or ESMR technologies to POPS which overlap with greater than 30% of the POPS of the Company as of the date hereof (a "Competing Business"); provided that this provision shall not apply if:
    ------------------

          (i) Blackstone ceases to designate any persons to the Company Board and removes any then-serving person appointed by Blackstone thereon, and sends a notice to the Company waiving its information rights under this Agreement with respect to any competitively sensitive non-public information about the Company for as long as it holds the otherwise restricted investment; or

          (ii) Blackstone and the Blackstone Funds beneficially own less than 10% of the outstanding shares or other equity securities or interests of any Competing Business.

In addition, Blackstone agrees that prior to any Blackstone Fund purchasing any equity securities of any other Sprint PCS Affiliate which is a Competing Business, it shall notify the Company of the proposed investment and, subject to any applicable confidentiality obligations, consult with the Company as to such investment.

The parties agree that this Section 10.3 shall not restrict in any way or be applicable to Blackstone Mezzanine Partners L.P. or any other vehicle that has similar business or investment activities or any successor thereto.

          10.4  Restrictions on Company Investments. The parties agree that any
                -----------------------------------
merger, consolidation sale of assets or other business combination transaction or issuance of securities or other similar transaction by the Company or any of its Subsidiaries that includes non-cash consideration and, in the opinion of counsel as selected by Blackstone, would not result in the non-recognition of taxable gain with respect to the receipt of such non-cash consideration by the holders of the Series A-1 Preferred Stock or Series A-2 Preferred Stock, if any, in connection with (i) any such transaction or (ii) any conversion of the Series A-1 Preferred Stock or Series A-2 Preferred Stock, if any, thereafter will be subject to the prior approval of Blackstone.

          10.5  Geneseo and Cambridge Approval. Geneseo and Cambridge, in their
                ------------------------------
capacity as stockholders of the Company, hereby approve the sale and issuance of the Preferred Stock to the Purchasers.

          10.6  Injunctive Relief. The Stockholders acknowledge and agree that a
                -----------------
violation of any of the terms of this Agreement will cause the Stockholders irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that each Stockholder shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or equity.

          10.7  Other Stockholders' Agreements. None of the parties hereto shall
                ------------------------------
enter into any stockholder agreement or other arrangement of any kind with any Person with respect to any Securities which is inconsistent with the provisions of this Agreement.

          10.8  Amendments.  This Agreement may be amended only by a written
                ----------
instrument signed by all of the parties hereto.

          10.9  Successors, Assigns and Transferees.  The provisions of this
                -----------------------------------
Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their Permitted Transferees and their respective successors and assigns, provided that (i) no Stockholder may assign to any Permitted Transferee any of
--------
its rights hereunder other than in connection with a Transfer to such Permitted Transferee of Securities in accordance with the provisions of this Agreement and
(ii) Blackstone
may assign all or any portion of its rights and obligations hereunder to any transferee of its Securities (other than its rights pursuant to Section 3) and
(iii) the Company may not assign its rights hereunder without the prior consent of each of the Stockholders.

          10.10 Notices.  All notices, requests and demands to or upon the
                -------
respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when delivered by a recognized courier or, in the case of telecopy notice, when received, addressed as follows to the parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

                if to the Company:

                121 West First Street
                Suite 200
                Geneseo, IL 61254
                Attention: Timothy M. Yager
                Facsimile: (309) 945-1651

                with a copy to:

                Mayer, Brown & Platt
                190 South LaSalle Street
                Chicago, IL 60603-3444
                Attention: Paul W. Theiss, Esq.
                Facsimile: (312) 701-7711

                if to Blackstone

                c/o The Blackstone Group
                345 Park Avenue
                31/st/ Floor
                New York, NY 10154
                Attention: Michael Chae
                Facsimile: (212) 583-5712

                with a copy to:

                Simpson Thacher & Bartlett
                425 Lexington Avenue
                New York, NY 10017-3954
                Attention: Wilson S. Neely, Esq.
                Facsimile: (212) 455-2502
                if to TCW

                TCW/Crescent Mezzanine, LLC
                11100 Santa Monica Boulevard, Suite 2000
                Los Angeles, CA 90025
                Attention: John C. Rocchio
                Facsimile: (310) 235-5967

                with a copy to:

                O'Melveny & Myers LLP
                400 South Hope Street
                Los Angeles, CA 90072-2899
                Attention: Kathryn Sanders
                Facsimile: (213) 430-6407

          10.11 Integration.  This Agreement, the Investment Agreement, the
                -----------
Registration Rights Agreement, the Certificates of Designations of the Series A-I Preferred and Series A-2 Preferred Stock of the Company and the Transaction Fee Agreement, dated as July 12, 2000 by and between the Company and Blackstone Management Partners III L.L.C. contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof and thereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          10.12 Consent of Blackstone.  Except as expressly set forth otherwise
                ---------------------
herein, whenever the "consent of Blackstone" or words of similar import are used, such consent may be obtained by means of the written consent of any Blackstone designee to the Board of Directors, or by the written consent of any authorized representative of any of the entities included in the definition of "Blackstone" herein.

          10.13 Severability.  Should any part of this Agreement for any reason
                ------------
be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part or parts which may, for any reason, be hereafter declared invalid.

          10.14 Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          10.15 Governing Law. This Agreement shall be governed by and
                -------------
construed and enforced in accordance with the laws of the State of New York.

          10.16 Jurisdiction. The courts of the State of New York in New York
                ------------
County and the United States District Court for the Southern District of New York shall have jurisdiction over the parties with respect to any dispute or controversy between them arising under or in connection with this Agreement and, by execution and delivery of this Agreement, (i) each of the parties to this Agreement submits to the exclusive jurisdiction of those courts, including the in personam and subject matter jurisdiction of those courts, waives any
-- --------
objections to such jurisdiction on the grounds of venue or forum non conveniens,
                                                           ----- --- ----------
the absence of in personam or subject matter jurisdiction and any similar
               -- --------
grounds, (ii) consents to service of process by mail (in accordance with Section 10.11) or any other manner permitted by law, and (iii) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

          10.17 Mutual Waiver of Jury Trial.  THE PARTIES HERETO WAIVE ALL RIGHT
                ---------------------------
TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

          IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.



                                iPCS, INC.


                                By: /s/ Timothy M. Yager
                                    --------------------------------------------
                                    Name:  Timothy M. Yager
                                    Title: President and Chief Executive Officer


                                GENESEO COMMUNICATIONS, INC.


                                By: /s/ Alan C. Anderson
                                    --------------------------------------------
                                    Name:  Alan C. Anderson
                                    Title: President and Chief Executive Officer


                                CAMBRIDGE TELCOM, INC.


                                By: /s/ Alan C. Anderson
                                    --------------------------------------------
                                    Name:  Alan C. Anderson
                                    Title: President and Chief Executive Officer

                               BLACKSTONE iPCS CAPITAL PARTNERS L.P.

                               By: Blackstone Media Management Associates III,
                                   L.L.C., as general partner


                               By: /s/ Mark T. Gallogly
                                   ---------------------------------------------
                                   Name:  Mark T. Gallogly
                                   Title: Member



                               BLACKSTONE/iPCS L.L.C.

                               By: Member


                               By: /s/ Mark T. Gallogly
                                   ---------------------------------------------
                                   Name:  Mark T. Gallogly
                                   Title: Member



                               BLACKSTONE COMMUNICATIONS PARTNERS I L.P.


                               By: Blackstone Communications Management
                                   Associates I L.L.C., as general partner



                               By: /s/ Mark T. Gallogly
                                   ---------------------------------------------
                                   Name:  Mark T. Gallogly
                                   Title: Member

                               TCW/CRESCENT MEZZANINE PARTNERS II, L.P.
                               TCW/CRESCENT MEZZANINE TRUST II

                               By: TCW/Crescent Mezzanine II, L.P.
                                   its general partner or managing owner

                               By: TCW/Crescent Mezzanine, L.L.C.
                                   its general partner


                               By: /s/ John C. Rocchio
                                   ---------------------------------------------
                               Name:  John C. Rocchio
                               Title: Managing Director


                               TCW SHARED OPPORTUNITY FUND II, L.P.

                               By: TCW Investment Management Company
                               Its Investment Manager


                               By: /s/ John C. Rocchio
                                   ---------------------------------------------
                               Name:  John C. Rocchio
                               Title: Managing Director


                               By: /s/ Mark D. Senkpiel
                                   ---------------------------------------------
                               Name:  Mark D. Senkpiel
                               Title: Managing Director


                               SHARED OPPORTUNITY IIB, L.L.C.


                                By: TCW Asset Management Company
                                as its Investment Adviser


                               By: /s/ John C. Rocchio
                                   ---------------------------------------------
                               Name:  John C. Rocchio
                               Title: Managing Director


                               By: /s/ Mark D. Senkpiel
                                   ---------------------------------------------
                               Name:  Mark D. Senkpiel
                               Title: Managing Director

                               TCW SHARED OPPORTUNITY FUND III, L.P.


                               By: TCW Asset Management Company
                               Its Investment Adviser


                               By: /s/ John C. Rocchio
                                   ---------------------------------------------
                               Name:  John C. Rocchio
                               Title: Managing Director


                               By: /s/ Mark D. Senkpiel
                                   ---------------------------------------------
                               Name:  Mark D. Senkpiel
                               Title: Managing Director


                               TCW LEVERAGED INCOME TRUST, L.P.


                               By: TCW Advisers (Bermuda), Ltd.
                               as its General Partner


                               By: /s/ Mark D. Senkpiel
                                   --------------------------------------------
                               Name:  Mark D. Senkpiel
                               Title: Managing Director


                               By: TCW Investment Management Company
                               as Investment Adviser


                               By: /s/ John C. Rocchio
                                   ---------------------------------------------
                               Name:  John C. Rocchio
                               Title: Managing Director

                              TCW LEVERAGED INCOME TRUST II, L.P.


                              By: TCW (LINC II), L.P.
                              as its General Partner


                              By: TCW Advisers (Bermuda), Ltd.
                              its General Partner


                              By: /s/ Mark D. Senkpiel
                                  ----------------------------------------------
                              Name:  Mark D. Senkpiel
                              Title: Managing Director


                              By: TCW Investment Management Company
                              as Investment Adviser


                              By: /s/ John C. Rocchio
                                  ----------------------------------------------
                              Name:  John C. Rocchio
                              Title: Managing Director

                              TCW LEVERAGED INCOME TRUST IV, L.P.


                              By: TCW Asset Management Company
                              As its Investment Adviser



                              By: /s/ John C. Rocchio
                                  ----------------------------------------------
                              Name:  John C. Rocchio
                              Title: Managing Director


                              By: /s/ Mark D. Senkpiel
                                  ----------------------------------------------
                              Name:  Mark D. Senkpiel
                              Title: Managing Director


                              By: TCW (LINC IV), L.L.C.
                              As General Partner


                              By: TCW Asset Management Company
                              As its Managing Member


                              By: /s/ John C. Rocchio
                                  ----------------------------------------------
                              Name:  John C. Rocchio
                              Title: Managing Director


                              By: /s/ Mark D. Senkpiel
                                  ----------------------------------------------
                              Name:  Mark D. Senkpiel
                              Title: Managing Director